Exhibit 99.1

PRESS RELEASE	Contact:	Virginia Dadey	Greg Rose
June 17, 2008		Arrowhead Research	Unidym
7:00 AM ET		212-541-3707	650-462-1935
		vdadey@arrowres.com	pr@unidym.com

ARROWHEAD SUBSIDIARY, UNIDYM, RECEIVES STRATEGIC INVESTMENT FROM ENTEGRIS

Pasadena, CA — June 17 -2008 — Arrowhead Research Corporation (NASDAQ: ARWR) announced today that Unidym, Inc., its majority-owned subsidiary, has received a $2.0 million strategic investment from Entegris, Inc. (NASDAQ: ENTG), a leading provider of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-tech industries. Arrowhead made a $2.0 million matching investment.

“We are delighted to add Entegris to our expanding roster of customers and partners who are also strategic investors in Unidym,” said Art Swift, Unidym’s president and CEO. “These technology savvy investors are a strong endorsement of our products, technology and overall strategic vision on the commercialization of our carbon nanotubes in the market.”

John Goodman, chief technology officer of Entegris, said: “We are pleased to expand our partnership with Unidym as it continues to lead the industry in delivering high quality CNTs and CNT enhanced products to the market. We are using Unidym’s CNTs to develop a number of new materials that will enable us to augment our portfolio of highly differentiated, high performance products to the semiconductor industry. Our work with Unidym will also help us as we use our materials sciences core competencies to serve our customers in other high technology markets.”

Unidym is pursuing a cross-industry partnership strategy to capture value from the wide ranging uses of CNTs outside its core focus of carbon nanotube electronics. Unidym’s licensing program, technical expertise and manufacturing facilities can enable partners to rapidly develop CNT solutions for their specific applications.

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“We are impressed with Unidym’s rapid progress and are happy to provide continued support,” said Arrowhead CEO Chris Anzalone. “Unidym has had great success attracting powerful customers, partners and strategic investors. Entegris is yet another market leader to see real value in Unidym’s platform and talented team.”

The $4M of additional capital represents follow on investments in Unidym’s Series C financing. Battelle, Tokyo Electron Ventures and several financial institutions also participated in the Series C round.

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About Arrowhead Research Corporation

Arrowhead Research Corporation (www.arrowheadresearch.com) (NASDAQ:ARWR) is a publicly-traded nanotechnology company commercializing new technologies in the areas of life sciences, electronics, and energy. Arrowhead is building value for shareholders through the progress of majority owned subsidiaries founded on nanotechnologies originally developed at universities. The company works closely with universities to source early stage deals and to generate rights to intellectual property covering promising new nanotechnologies. Currently, Arrowhead has four subsidiaries commercializing nanotech products and applications, including anti-cancer drugs, RNAi therapeutics, carbon-based electronics and compound semiconductor materials.

About Unidym, Inc.

Unidym (www.unidym.com) is a leader in the manufacture and application of carbon nanotubes (CNTs), a novel material with extraordinary electrical, thermal and mechanical properties. Unidym provides bulk materials, CNT-enabled products and intellectual property to a wide range of customers and business partners. As a result of its recent merger with CNI, Unidym possesses a foundational patent portfolio that covers nearly every aspect of CNT manufacturing and processing, as well as multiple product applications.

Unidym is focused on the electronics industry where its initial products include transparent electrodes for touch screens, flat panel displays, solar cells, and solid state lighting; electrodes for fuel cells; and thin film transistors for printable electronics. Unidym is also pursuing a cross-industry partnership strategy to capture value from the wide ranging uses of CNTs. Unidym’s licensing program, technical expertise and manufacturing facilities can enable partners to rapidly develop CNT solutions for their specific applications.

About Entegris

Entegris is a leading provider of a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, India, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the future success of our clinical studies, our ability to successfully develop and manufacture products, rapid technological change in our industry, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K, and other SEC filings discuss these and other important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.